                                 EXHIBIT 10.04
                                 -------------

                             EMPLOYMENT AGREEMENT


          This sets forth the Employment Agreement made effective as of March 15, 1995 between (i) COMMUNITY BANK SYSTEM, INC., a Delaware corporation and registered bank holding company, and COMMUNITY BANK, N.A., a national banking association, both having offices located in Dewitt, New York (collectively, the ("Employer"), and (ii) DAVID G. WALLACE, an individual currently residing at 107 Lincklaen Street, Cazenovia, New York 13035 ("Employee"). This agreement supersedes the employment agreement between the parties, effective as of January 1, 1993.

                                    Recitals
                                    --------

          1. Employee has been employed by the Corporation and is currently employed by the Corporation under an employment agreement dated January 1, 1993.

          2. The Corporation desires to retain the services of the Employee and to induce the Employee to remain in an executive capacity with the Corporation under the terms and conditions set forth in this Agreement.

          3. The Employee desires to be employed by the Corporation under the terms and conditions set forth in this Agreement.

          4. In consideration of the respective covenants and agreements of the parties contained in this Agreement and other valuable consideration the sufficiency of which is hereby acknowledged, and intending to be legally bound by the terms of this Agreement, the parties agree as follows:

          1.   Employment.
               ----------

           The Corporation hereby employs Employee, and Employee hereby accepts such employment in accordance with the terms, conditions, covenants, and agreements set forth in this Agreement. This Agreement shall supersede in full any existing employment agreement in consideration of the continuation of the employment relationship as mutually amended in this Agreement.

          2.   Term.
               ----

               (a) The term of this Agreement shall be for the period from March 15, 1995 to December 31, 1995 (the "Initial Term"). This Agreement may be renewed for additional one year periods (January 1 to December 31) unless either party gives written notice of non-renewal of this Agreement to the other party at least ninety (90) days prior to the expiration of the Initial Term (or any renewal term).

               (b) In the event the Employee gives written notice of non-renewal to the Corporation in accordance with paragraph 2(a) above, the Employee shall be entitled to the salary otherwise due him under this Agreement to the last day of the term of this Agreement or to the date Employee actually terminates his employment, whichever period is lesser.

               (c) In the event the Corporation delivers written notice of non-renewal without notice of termination to the Employee in accordance with paragraph 2(a) above, the Employee may have the option to:



                      (i) continue in the employ of the Corporation without an employment agreement, or

                     (ii) terminate his employment not later than the last day of the term of this Agreement, and receive severance pay in accordance with the provisions of paragraph 7(a).

          3.   Duties.
               ------

           The Corporation shall employ the Employee, and the Employee shall serve in such executive and managerial capacities and shall have such responsibilities, duties and authority as may, from time to time, be assigned to Employee by and under the authority or delegated authority of the Board of Directors of the Corporation. In addition, Employee agrees to render such services and perform such other duties for and on behalf of any subsidiary or affiliated entity of the Corporation as may be requested from time to time by the Board of Directors of the Corporation. In his employment, Employee agrees to discharge his duties to the best of his abilities and to devote his full-time and attention to the business and affairs of the Corporation at its offices of business.

          4.   Compensation.
               ------------

           The Corporation agrees to pay Employee and Employee accepts as full payment, during each year of this Agreement, an annual salary of not less than $119,000 payable in installments conforming with the Corporation's policy relating to salaried employees. The Corporation agrees to review the performance of the Employee on a periodic basis and may increase the base salary provided above upon approval of the Board of Directors of the Corporation. Any increase in the base salary granted in successive calendar years shall become part of the base salary and remain in effect throughout the term of this Agreement.

          5.   Additional Benefits.
               -------------------

           In addition to the compensation provided to Employee pursuant to the provisions of paragraph 4 above, Employee shall also be entitled to participate in and receive such other and further compensation and benefits as may be provided from time to time under and in accordance with the terms and conditions of any fringe benefit plans as may be authorized or adopted by the Board of Directors of the Corporation, including, but not limited to, any profit incentive plan, pension or retirement benefits, group insurance plans such as health, life, dental, disability, or accident insurance, or other similar employee benefit plans which are offered or provided to all employees. Employee shall be entitled to participate in and receive benefits under any such benefit plan subject to the terms and conditions applicable to administration of such plan and arrangement.

          6.   Sick Leave.
               ----------

           In the event of the Employee's absence from work because of an event which qualifies the Employee as "disabled" under New York State law and regulations, Employee shall be entitled for a period not to exceed six months to the full compensation provided under this Agreement, reduced by any other benefits received or receivable by Employee on account of such disability (including but not limited to benefits provided under any disability insurance, worker's compensation law, insurance proceeds, or any other benefit).

          7.   Termination of Employment.
               -------------------------

               (a)    Termination by Corporation.  The Corporation may
                      --------------------------
terminate this Agreement at any time by giving prior written notice to the Employee and, in such event (and in the event of non-renewal of the Agreement by Corporation pursuant to Paragraph 2(c) above), Corporation shall be obligated (subject to the provisions of paragraph 7(b), 7(c) and 7(d) only to:

                      (i) pay to Employee (a) the salary otherwise due him under this Agreement from the date of said written notice delivered by Corporation pursuant to this paragraph 7(a) to the last day of the then remaining term of this Agreement, plus (b) whatever amount the Employee is entitled to receive under any severance plan or policy which may be in effect from time to time under the authorization of the Board of Directors (the period of time during which any payments under this subparagraph 7(a)(i) are payable to Employee shall be known as the "Severance Pay Period" in subparagraph 7(a)(iii)). In accordance with the Board of Director's resolution dated June 16, 1993, the minutes from which are attached as Exhibit B, Employee is to be credited with thirteen years of service for severance calculation purposes.

                     (ii) Employee shall be entitled to immediate exercise of all stock options previously granted to him by Corporation as of the date of said written notice and the period of time during which Employee may exercise any stock options shall continue for the full period of time for which each stock option was initially granted. In addition, Employee shall be free to dispose of any restricted stock of the Corporation held by him provided that the transfer is in full compliance with any applicable SEC and tax rules and regulations; and

                    (iii) Corporation shall continue to provide Employee, until the expiration of the Severance Pay Period (defined in subparagraph 7(a)(i)), the same life and health insurance coverage as was provided to Employee by Corporation on the date of termination, provided that the premium costs for such insurance shall be not exceed that which applies to active employees of Corporation during that period. Employee's right to "COBRA" continuation under

Employer's group health insurance benefit plan shall commence as of the end of the period during which Base Salary is continued as severance compensation.

               (b)    Termination "For Cause".  Notwithstanding any contrary
                      -----------------------
provision contained in this paragraph 7, the Corporation may terminate this Agreement "for cause" (defined below) at any time, effective upon receipt by Employee of written notice of termination. Upon termination of employment "for cause," the Employee shall be entitled only to the salary due him under this Agreement to the date of receipt by Employee of written notice of termination and Employee shall forfeit any and all stock options granted by Corporation that remain unexercised as of the date of the written termination notice and any and all shares of restricted stock that are not vested as of the date of the written termination notice.

                         Termination "for cause" for purposes of this Agreement
shall include, but not be limited to, any of the following:

                      (i) any act of dishonesty or fraud, acts of moral turpitude, or the commission of a felony; or

                     (ii) breach of duty or obligation to the Corporation or receipt of financial or other economic profit or gain as a result of or in any way arising out of his position with the Corporation and failure to account to the Corporation for such profits or other gains; or

                    (iii) disclosure of confidential or private Corporation information or aiding a competitor of the Corporation (or affiliate of the Corporation) to the detriment of the Corporation (or affiliate of the Corporation).

               (c)    Termination Upon Death of Employee.  This Agreement
                      ----------------------------------
shall terminate upon the death of Employee, and, in such event notwithstanding any contrary provision of this Agreement, Corporation shall be obligated only to:
                      (i) continue to pay Employee's designated beneficiary, as listed on the Beneficiary Designation Form annexed as Exhibit "A" to this Agreement, the salary due the Employee under this Agreement for the sixty (60) day period following the date of the Employee's death; and

                     (ii) permit the designated beneficiary (as listed on Exhibit "A") to exercise all stock options granted to Employee by the Corporation within 365 days of Employee's death and permit the transfer of all restricted stock of Corporation vested with the Employee at the time of Employee's death.

               (d)    Termination Upon Disability of Employee.  This
                      ---------------------------------------
Agreement shall terminate upon the disability of Employee (as defined below), and in such event notwithstanding any contrary provisions of this Agreement, the Employee shall be entitled only to:

                      (i) receive any benefits as are provided to Employee under any long-term disability insurance policy maintained by Corporation on behalf of all of its Employees or under any other applicable policy maintained and authorized by the Board of Directors from time to time; and

                     (ii) exercise of all stock options granted to him by the Corporation within 365 days of the disability and shall be free to dispose of all restricted stock vested and held by Employee provided that the transfer is in full compliance with any applicable SEC and tax rules and regulations.

                      "Disability," for purpose of this subparagraph 7(d), shall carry the same meaning as provided in any long-term disability insurance policy maintained by the Corporation for which Employee is entitled to receive benefits. In the event the Corporation does not maintain a disability insurance policy for the benefit of employee, "disability" shall mean any physical or mental disability which prevents Employee from performing his regular duties and obligations under this Agreement for a period of 180 calendar days.

          8.   Change of Control.
               -----------------

               (a) If Employee's employment by Employer shall cease for reasons other than "cause" (as described in paragraph 7(b)) within 2 years following a "Change of Control" that occurs during the Period of Employment, Employer shall:

                      (i) Pay to Employee the pro rata amount of any bonus payable subsequent to termination which is attributable to service prior to termination;

                     (ii) Retain the services of Employee, on an independent contractor basis, as a consultant to Employer for a period of no less than 24 months at an annual consulting fee rate equal to Employee's Base Salary in effect at the time of Employee's termination;

                    (iii) Provide Employee with fringe benefits, or the cash equivalent of such benefits, identical to those described in paragraph 7(a)(iii) for the period during which Employee is retained as a consultant pursuant to (i) above; and

                     (iv) Treat as immediately exercisable all unexpired stock options held by Employee that are not exercisable or that have not been exercised, so as to permit

Employee to purchase the balance of CBSI Stock not yet purchased pursuant to said options until the end of the exercise period provided in the original grant of the Option Right.
                      (v) Pay Employee a monthly supplemental retirement benefit equal to the difference between Employee's accrued monthly benefit under Employer's Defined Benefit Pension Plan ("Pension Plan"), and the monthly benefit Employee would have accrued had he been credited with 20 years of service under the Pension Plan. The supplemental retirement benefit described in this paragraph shall be payable commencing on the first day of the month following the later of Employee's receipt of all payments due under the terms of this Change of Control provision or the attainment of age 62. This supplemental retirement benefit shall be paid in the form of an actuarially reduced Joint and 50% Survivor benefit with Employee's spouse as survivor annuitant; provided however, that if Employee simultaneously commences receipt of Employer Pension Plan benefit, then the benefit under this paragraph shall be paid in the same form as Employee's Pension Plan Benefit. If the supplemental retirement benefit is paid out in a form other than a lifetime annuity, and/or paid out prior to normal retirement as defined under the Pension Plan, the supplemental retirement benefit shall be reduced by the same actuarial and early retirement reduction factors as are applicable under the Pension Plan.

                     (vi) If any portion of the amounts paid to, or value received by, Employee following a "Change of Control" (whether paid or received pursuant to this paragraph 8 or otherwise) constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Internal Revenue

Code Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due under this paragraph 8, then payments shall be made without restructuring. Employee shall be responsible for all taxes and penalties payable by Employee as a result of Employee's receipt of an "excess parachute payment."

               (b) For purposes of paragraph 8(a), a "Change of Control" shall be deemed to have occurred if:

                      (i) any "person," including a "group" as determined in accordance with the Section 3(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding securities;

                     (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of Employer before the Transaction shall cease to constitute a majority of the Board of Directors of Employer or any successor to Employer;

                    (iii) Employer is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Employer, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation;

                     (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding voting securities; or

                      (v) Employer transfers substantially all of its assets to another corporation which is not controlled by Employer.

          9.   Covenants.
               ---------

               (a)    Confidentiality.  Employee shall not, without the prior
                      ---------------
written consent of Employer, disclose or use in any way, either during his employment by Employer or thereafter, except as required in the course of his employment by Employer, any confidential business or technical information or trade secret acquired in the course of Employee's employment by Employer. Employee acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that employer shall be entitled to temporary preliminary injunctions and permanent injunctions to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages. Employee covenants to use his best efforts to prevent the publication or disclosure of any trade secret or any confidential information concerning the business or finances of Employer or Employer's affiliates, or any of its or their dealings, transactions or affairs which may come to Employee's knowledge in the pursuance of his duties or employment.

               (b)    No Competition.  Employee's employment is subject to the
                      --------------
condition that during the term of his employment hereunder and for a period of 12 months following the date of termination of his employment (the "Date of Termination"), Employee shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of any entity or business (a "Competitive Operation") which competes in the banking industry or with any other business conducted by Employer or by any group, affiliate, division or subsidiary of Employer, in any area or market where such business is being conducted at the Date of Termination. Employee shall keep Employer fully advised as to any activity, interest, or investment Employee may have in any way related to the banking industry. It is understood and agreed that, for the purposes of the foregoing provisions of this paragraph, (i) no business shall be deemed to be a business conducted by Employer or any group, division, affiliate or subsidiary of Employer unless 5% or more of Employer's consolidated gross sales or operating revenues is derived from, or 5% or more of Employer's consolidated assets are devoted to, such business; (ii) no business conducted by any entity by which Employee is employed or in which he is interested or with which he is connected or associated shall be deemed competitive with any business conducted by Employer or any group, division or subsidiary of Employer unless it is one from which 2% or more of its consolidated gross sales or operating revenues is derived, or to which 2% or more of its consolidated assets are devoted; and
(iii) no business which is conducted by Employer at the Date of Termination and which subsequently is sold by Employer shall, after such sale, be deemed to be a Competitive Operation within the meaning of this paragraph. Ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

               (c)    Certain Affiliates of Employer.  It is understood that
                      ------------------------------
Employee may have access to technical knowledge, trade secrets and customer lists of affiliates of Employer or companies which Employer's parent may acquire in the future and may serve as a member of the board of directors or as an officer or employee of an affiliate of Employer. Employee covenants that he shall not, during the term of his employment by Employer or for a period of 12 months thereafter, in any way, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise aid or assist anyone else in any business or operation which competes with or engages in the business of such an affiliate.

               (d)    Termination of Payments.  Upon the breach by Employee
                      -----------------------
of any covenant under this paragraph 9, Employer may offset and/or recover from Employee immediately any and all severance benefits paid to Employee under paragraph 7(a) hereof in addition to any and all other remedies available to Employer under the law or in equity.

               (e) The non-competition provisions of paragraphs 9(b) and 9(c) shall not apply if Employee's employment ceases within the two-year period following a change of control within the meaning of paragraph 8.

          10.  Miscellaneous.
               --------------

               (a)    Notices.  Any and all notices with respect to this
                      -------
Agreement shall be sufficient if furnished personally in writing or sent by certified mail, return receipt requested, to the last known address or other address designated by the parties to this Agreement.

               (b)    Entire Agreement; Release from Prior Agreements.  This
                      -----------------------------------------------
Agreement represents the entire agreement between the parties and specifically supersedes any and all oral or written agreements previously entered into by the parties, and each party releases the other party of all obligations and liabilities with respect to any prior employment agreements between the parties.

               (c)    Governing Law.  This Agreement, having been made and
                      -------------
duly executed within the State of New York, shall be construed and governed in accordance with and pursuant to New York Law.

               (d)    Waiver.  In the event that any breach of this
                      ------
Agreement by Employee or the Corporation is waived by act or failure to act, such waiver shall not constitute a waiver of any subsequent breach by either party.

               (e)    Severability.  If any provision of this Agreement shall
                      ------------
be held invalid or unenforceable, such invalidity or unenforceability shall affect only that particular provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not a part of the Agreement.

               (f)    Binding Effect.  This Agreement shall be binding upon
                      --------------
and shall inure to the benefit of the successors, assigns, legal representatives and heirs of the parties.

               (g)    Arbitration.  Any dispute between the parties relating
                      -----------
to the terms of this Agreement, or any interpretation, construction or enforcement hereof, shall first be submitted to non-binding arbitration in Syracuse, New York in accordance with the rules and regulations of the American Arbitration Association then in effect. Each party shall be responsible for its own costs and expenses in pursuing non-binding arbitration, and any arbitration fees or costs shall be shared equally between the parties.

               (h)    Personal Qualifications.  It is hereby agreed that this
                      -----------------------
Agreement and the employment of Employee pursuant hereto is personal in nature, and that Employee possesses highly specialized skills and abilities. For such reason and in accordance with applicable provisions of New York State law, this agreement may not be assigned by Employee, and as to the obligations to be performed by Employee, other than the rendering or personal service as an employee of Corporation, this Agreement shall be binding upon Employee's heirs and/or administrators and executors.

          IN WITNESS WHEREOF, the parties have signed this Agreement after full opportunity to read and discuss the provisions of the Agreement, and both parties voluntarily assent to this Agreement with full understanding of its provisions.

                                          /s/ David G. Wallace
                                     ------------------------------
                                                Employee



                                     COMMUNITY BANK SYSTEM, INC.
                                     COMMUNITY BANK, N.A.



                                     By:  /s/ Sanford A. Belden
                                         --------------------------
                                           President/CEO

                                                                       EXHIBIT A
                                                                       ---------

                         Beneficiary Designation Form
                         ----------------------------

          In accordance with the provisions of paragraph 7(c) of the foregoing Employment Agreement, the Employee designates the following person as his designated beneficiary for purposes of paragraph 7(c) of the Employment Agreement.

               Designated Beneficiary:      Susan H. Wallace
                                       ---------------------------

      4/12/95                                    /s/ David G. Wallace
- ------------------                    --------------------------------------
         Date                                    Signature of Employee

                                   EXHIBIT B


                             COMMUNITY BANK, N.A.

                          PERSONNEL COMMITTEE MEETING
                          ---------------------------

                                March 17, 1993


A Personnel Committee meeting of the Board of Directors of Community Bank, N.A. was held in the Conference Room at 5790 Widewaters Parkway, Dewitt, New York on Wednesday, March 17, 1993. Directors present were DiCerbo (Chairman), Belden, Burgess, Dempsey (invited), Franklin (invited), Gabriel, Hirschey, Lyons (invited), MacArthur, Patterson, Sloan, Stalder, Stanton (invited) and Zimmer (invited). Also present were Director Emeritus Merz; Michael A. Patton, Southern Regional President; James A. Wears, Northern Regional President; David
G. Wallace, Chief Financial Officer; Barry S. Kublin, EBT/Human Resources Manager; and Donna J. Drengel, Secretary of the Board.

The meeting was called to order at 10:04 a.m. by Committee Chairman DiCerbo.

A motion was made, seconded and carried to approve the previous meeting minutes of February 17, 1993 as presented.

Director Emeritus Merz and Messrs. Patton, Wallace, and Wears were excused from the meeting at this time.

The Committee held a discussion of the employment contract for Tier II employees, which was distributed in advance to the Committee members for their review. The Tier II contract is applicable to Messrs. Patton, Wallace and Wears only. The limited length of severance for Mr. Wallace associated with his relatively short period of years of service was discussed. The Committee acknowledged the validity of his concern but decided to address it through a revisiting of the severance policy and/or special recognition of Mr. Wallace's circumstances if severance becomes necessary rather than crafting a different agreement for him. Questions were also raised and answered regarding sick leave, termination by corporation, and the exercising of stock options when terminated for cause. A motion was made, seconded and carried to recommend to the full Board that this contract be adopted and offered to Messrs. Patton, Wallace and Wears.

Director Emeritus Merz and Messrs. Patton, Wallace and Wears re-entered the meeting at this time.

The final Mercer report, which was previously furnished the Committee for their review, was discussed. It was noted that the page entitled "1993 Management Incentive Plan" will be amended

                                                                     MINUTES OF
                                                    PERSONNEL COMMITTEE MEETING
                                                                  June 16, 1993
                                                                        Page #3

to read: Tier II - Regional Presidents and CFO. The HR/EBT Manager is to be listed under Tier III. The report was provided for informational purposes only and no Board approval was required.

Mr. Kublin provided an update on the severance packages that have been developed for the Canadian employees. Several employees will be retained until the office actually closes on March 31, 1993 and will be paid a stay-on bonus. Ms. Hamilton and Mr. Pullen have retained counsel and their severance packages are still being of retirement, for the meetings attended". We have been under the impression that Director Emeriti members did not receive any fees for attending Board meetings, as this was the policy practiced as a result of the Bylaws of the holding company, Community Bank System, Inc. Therefore, we have not been paying fees to any Director Emeriti. The Committee questioned who had been attending meetings that might qualify for reimbursement of fees. It was noted that Director Emeriti Merz attended four Board meetings during 1992 and one Board meeting in 1993. Chairman DiCerbo stated that he sent out a questionnaire to nine peer banks regarding their policy on Director Emeriti fees, however, he has had only one response to-date. Following a lengthy discussion, a motion was made, seconded and carried to table this discussion and subsequent decision until further research can be finalized.

The Committee moved to "executive session" at 10:00 a.m. Upon a motion made by Director Gabriel and seconded by Director MacArthur, the years of service credited for David G. Wallace for severance purposes only under a change of control will be 13.

There being no further business to come before the meeting, the meeting on a motion duly made, seconded and carried was adjourned at 10:19 a.m.


                                EXHIBIT B



                                           /s/ Nicholas A. DiCerbo
                                         ---------------------------------------
                                         Nicholas A. DiCerbo
                                         Chairman

                           SCHEDULE TO EXHIBIT 10.04

                    Pursuant to Item 601 of Regulation S-K



           The Company and the Bank have entered into the foregoing form of Employment Agreement with Michael A. Patton (Regional President, Southern Region of the Bank) and James A. Wears (Regional President, Northern Region of the
Bank). The Patton and Wears agreements are identical to one another, and differ from the foregoing agreement with David G. Wallace in the following material respects:

          1. Whereas Mr. Wallace's base annual salary as set forth in paragraph 4 of the foregoing agreement is $119,000, the base annual salary for Messrs. Patton and Wears is $129,000.

          2. The final sentence of paragraph 7(a)(i) of the foregoing agreement, whereby Mr. Wallace is credited with 13 years of service for purposes of calculating his severance benefit, is not included in the Patton and Wears Agreements.

          3. Paragraph 8(a)(v) of the foregoing agreement, which provides for the payment of a monthly supplemental retirement benefit to Mr. Wallace in the event that his employment terminates within two years following a Change of Control, is not included in the Patton and Wears Agreements.

          4. Whereas the effective date of the foregoing agreement is March 15, 1995 with an initial term expiring on December 31, 1995, the Patton and Wears Agreements have an effective date of January 1, 1995 with an initial term expiring on December 31, 1995.